Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
for
9 ½% Senior Secured Notes due 2010
(Registered under the Securities Act of 1933)
in Exchange for
9 ½% Senior Secured Notes due 2010
of
NationsRent Companies, Inc.

           Registered holders of outstanding 9 1/2% Senior Secured Notes due 2010 (the "Original Notes") who wish to tender their Original Notes in exchange for a like principal amount of new 9 1/2% Senior Secured Notes due 2010, which have been registered under the Securities Act of 1933, as amended (the "New Notes") and whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wilmington Trust Company (the "Exchange Agent"), prior to ________________, 2004 (the "Expiration Date"), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand, mail or overnight mail or courier to the Exchange Agent. See "The Exchange Offer - Procedures for Tendering" in the Prospectus, dated ________________, 2004 of NationsRent Companies, Inc.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust Company

By Certified or Registered Mail: Wilmington Trust Company DC-1615 PO Box 8861 Wilmington, DE 19899-8861	By Hand or Overnight Delivery Service: Wilmington Trust Company 1100 North Market Street Wilmington, DE 19890-1615

Confirm by Telephone or Facsimile:
Tel: (302) 636-6469
Fax: (302) 636-4145

          Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

          This Notice of Guarantee Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Guarantor Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature.

Ladies and Gentlemen:

          The undersigned hereby tenders the principal amount of Original Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF ORIGINAL NOTES TENDERED

                                                Name and address of    Certificate Number(s)
                                                registered holder as     of Original Notes
                                                 it appears on the      Tendered (or Account    Principal Amount of
                                                   Original Notes            Number at                Original
Name of Tendering Holder                           (Please Print)       Book-Entry Facility)       Notes Tendered
------------------------                        --------------------   -----------------------  -------------------

SIGN HERE

Name of Registered or Acting Holder: ________________________________________

Signature(s): ________________________________________

Name(s) (please print): ________________________________________

Address: ________________________________________

Telephone Number: ________________________________________

Date: ________________________________________

If Original Notes will be tendered by book-entry transfer, provide the following information:

          DTC Account Number: ________________________________________

           Date: ________________________________________

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:_________________________________________________

Authorized Signature: ___________________________________________

Title: ________________________________________________________

Address: _____________________________________________________

Zip Code: ____________________________________________________

Area Code and Tel. No.: _________________________________________

Dated: _____________________________________________, 2004

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.